Exhibit 26(h)(3)(e):  Amendment No. 2 dated as of April 1, 2015, to the Business Agreement dated April 30, 2003, as amended, by and among Voya Insurance and Annuity Company; Voya Retirement Insurance and Annuity Company; ReliaStar Life Insurance Company; ReliaStar Life Insurance Company of New York; Security Life of Denver Insurance Company; and the American Funds Insurance Series

AMENDMENT NO. 2

TO THE

BUSINESS AGREEMENT

DATED April 30, 2003

This Amendment is entered into as of the 1st day of April, 2015 (the “Effective Date”) by and among Voya Insurance and Annuity Company (formerly known as ING USA Annuity and Life Insurance Company), an Iowa stock life insurance company (the “Company”) on behalf of itself and certain of its separate accounts, (each an “Account”); Directed Services, LLC, a Delaware limited liability company (the “Distributor”); Voya Retirement Insurance and Annuity Company (formerly ING Life Insurance and Annuity Company), a life insurance company organized under the laws of the State of Connecticut; Reliastar Life Insurance Company, a life insurance company organized under the laws of the State of Minnesota; Reliastar Life Insurance Company of New York,  a life insurance company organized under the laws of the State of New York; Security Life of Denver Insurance Company, a life insurance company organized under the laws of the State of Colorado; Voya America Equities, Inc. (formerly known as ING America Equities, Inc.), a corporation organized under the laws of the State of Colorado; Voya Financial Partners, LLC (formerly known as ING Financial Advisers, LLC), a Delaware limited liability company; American Funds Distributors, Inc. (“AFD”), a corporation organized under the laws of the State of California; and Capital Research and Management Company (“CRMC”), a corporation organized under the laws of the State of Delaware.

All defined terms in the Business Agreement are applicable to this amendment.

WHEREAS, the parties desire to amend the Agreement to eliminate the marketing expense allowance;

NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, the parties hereby agree as follows:

1.                  Section 5 (d) of the Business Agreement is deleted in its entirety and neither Company nor Distributor shall be under any further obligation to pay the marketing expense allowance to AFD.

2.                  Appendices A and B to the Agreement are deleted in their entirety and any reference in the Agreement to Appendix A or B shall be a reference to Appendix A or B, as applicable, in the Fund Participation Agreement, as amended.

3.                  The following is added to Agreement under Duties of Company:

“Company agrees to provide information (in writing) to AFD and CRMC on a monthly basis, regarding the gross sales of each Fund offered as an underlying investment under the Contracts.”

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto have caused executed and delivered this Amendment No. 2 to the Business Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

VOYA INSURANCE AND ANNUITY COMPANY (on behalf of itself and each Account)

                                                                        By:  /s/ Carolyn M. Johnson

                                                                        Its:  Senior Vice President

DIRECTED SERVICES, LLC

                                                                        By:  /s/ Richard Gelfand

                                                                        Its:  Chief Financial Officer

VOYA RETIREMENT AND INSURANCE ANNUITY COMPANY (on behalf of itself and each Account)

                                                                        By:  /s/ Carolyn M. Johnson

                                                                        Its:  Senior Vice President

RELIASTAR LIFE INSURANCE COMPANY (on behalf of itself and each Account)

                                                                        By:  /s/ Carolyn M. Johnson

                                                                        Its:  Senior Vice President

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK (on behalf of itself and each Account)

                                                                        By:  /s/ Zachary Dunkin

                                                                        Its:  Vice President

SECURITY LIFE OF DENVER INSURANCE COMPANY (on behalf of itself and each Account)

                                                                        By:  /s/ Lisa Gilarde

                                                                        Its:  Vice President

VOYA FINANCIAL PARTNERS, LLC

                                                                        By:  /s/ James L. Nichols, IV

                                                                        Its:  President

VOYA AMERICA EQUITIES, INC.

                                                                        By:  /s/ David P. Wilkin

                                                                        Its:  President & CEO

AMERICAN FUNDS DISTRIBUTORS, INC.

                                                                        By:  /s/ J. McHale

Its:  Secretary

CAPITAL RESEARCH AND MANAGEMENT COMPANY

                                                                        By:  /s/ Michael J. Downer

                                                                        Its:  Senior Vice President and Secretary

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